Exhibit 10.1

February 5, 2004

Humbert B. Powell III, Chairman
Essential Reality, Inc.
263 Horton Hghy.
Mineola, NY 11501


      RE:   PROPOSED REORGANIZATION

Dear Mr. Powell:

         This letter agreement serves as the agreement between Essential Reality, Inc. (the "Company") and Jackson Steinem, Inc. ("JSI") regarding compensation for non-legal services provided by JSI to the Company, including but not limited to services in connection with the Company's proposed reorganization transaction (the "Reorganization"). For JSI's services to the Reorganization, the Company shall duly issue and deliver, or cause to deliver as soon as practicable after the closing of the private placement offering contemplated by the Company, to JSI 30,000 shares of the Company's common stock at a value of $.14 per share.

         The Company, under a separate agreement (the "Retainer Agreement"), has retained the legal services of Gottbetter & Partners, LLP ("G&P") as its corporate and securities counsel. The Company and JSI agree that this agreement and the consideration being paid hereunder are not in exchange for legal services, and no legal services have been or will be provided to the Company by JSI. In addition, JSI has not been asked to perform, is not required to perform, and has not performed any due diligence with respect to the above-referenced transactions, nor has it advised or counseled the Company as to the financial viability or likelihood of success of the above-referenced transactions.

         G&P and JSI consist of the same principal owners. The Retainer Agreement includes disclosures, waivers and consents regarding the conflict of interest raised by G&P's legal representation of the Company and JSI's relationship with the Company hereunder, which are specifically incorporated herein by reference.

         The Company acknowledges that the value of JSI's shares could have a substantially higher value than the value of the services provided by JSI. This Agreement is to be governed by New York law. It may be modified only in writing signed by JSI and the Company.

Chairman Humbert B. Powell, III
June 10, 2004
Page 2


We look forward to working with you in completing the Reorganization for the Company.

Sincerely,

/s/ Adam S. Gottbetter
    ------------------
Adam S. Gottbetter
President


AGREED AND ACCEPTED:                           AGREED AND ACCEPTED:

Essential Reality, Inc.                        AllianceCorner Distributors, Inc.
                                               Consent to stock issuance only

By:  ______________________                    By:  ______________________

Name:  ____________________                    Name:  ____________________

Title:  ___________________                    Title:  ___________________